Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of SolarWindow Technologies, Inc. on Form S-1 (File No. 333-282721), of our report dated November 13, 2025 with respect to our audit of the consolidated financial statements of SolarWindow Technologies, Inc. as of August 31, 2025 and 2024 and for each of the two years in the period ended August 31, 2025, which report is included in this Annual Report on Form 10-K of SolarWindow Technologies, Inc. for the year ended August 31, 2025.

/s/ PKF O’Connor Davies, LLP

New York, New York

November 13, 2025

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PKF O’CONNOR DAVIES, LLP
245 Park Avenue, New York, NY 10167 I Tel: 212.867.8000 or 212.286.2600 I Fax: 212.286.4080 I www.pkfod.com

PKF O’Connor Davies, LLP is a member firm of the PKF International Limited network of legally independent firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.